UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2016

WILHELMINA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36589	74-2781950
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Crescent Court, Suite 1400, Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

(214) 661-7488

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2016, Wilhelmina International, Inc. (the “Company”) amended and restated the employment agreement previously entered into with its Chief Executive Officer, William J. Wackermann. The employment agreement was amended to reduce certain thresholds for the computation of annual bonus. As amended, Mr. Wackermann will be entitled to annual bonuses in an amount equal to (a) 7.5% of pre-bonus EBITDA (as defined in the employment agreement) between $4.0 million and $5.0 million, plus (b) 10% of pre-bonus EBITDA between $5.0 million and $6.0 million, plus (c) 15% of pre-bonus EBITDA in excess of $6.0 million.

The foregoing description of the amendments to the employment agreement with Mr. Wackermann is qualified in its entirety by reference to the definitive agreement filed as an exhibit to this Current Report on Form 8-K and incorporated herein by this reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of the Company was held on June 28, 2016. Of the 5,781,676 shares of common stock of the Company entitled to vote at the meeting, 5,372,976 shares were represented at the Annual Meeting in person or by proxy.

Proposal No. 1 – Election of Directors

At the Annual Meeting, the following individuals were elected to serve as directors of the Company and received the number of votes set forth opposite their respective names:

Director	Votes For	Votes Against Or Withheld	Abstentions and Broker Non-Votes

Mark E. Schwarz	4,219,891	20,002	1,133,083
Clinton J. Coleman	4,219,891	20,002	1,133,083
James A. Dvorak	4,219,886	20,007	1,133,083
Horst Dieter-Esch	4,220,053	19,840	1,133,083
Mark E. Pape	4,219,395	20,498	1,133,083
James C. Roddey	4,219,395	20,498	1,133,083
Jeffrey R. Utz	4,219,305	20,588	1,133,083

Proposal No. 2 – Advisory Resolution to Approve Executive Compensation

The Board of Directors submitted to the shareholders for a non-binding, advisory vote the following resolution (the “Say-On-Pay Resolution”):

“RESOLVED, that the stockholders hereby approve the compensation paid to the Company’s executive officers as disclosed pursuant to Item 402 of Regulation S-K under the heading ‘EXECUTIVE COMPENSATION’ in the Company’s 2016 Proxy Statement, including the compensation tables and narrative discussion.”

At the Annual Meeting, 4,217,608 shares were voted in favor of the Say-On-Pay Resolution; 17,145 shares were voted against the Say-On-Pay Resolution; and 1,138,223 shares abstained from voting or were broker non-votes on the Say-On-Pay Resolution.

Proposal No. 3 - Ratification of Appointment of Independent Registered Public Accounting Firm

Shareholders were also asked to ratify the appointment of Montgomery, Coscia and Greilich LLP (“MCG”) as the independent auditors of the Company for fiscal 2016. At the Annual Meeting, 5,265,818 shares were voted in favor of ratifying the appointment of MCG; 10,522 shares were voted against ratifying the appointment of MCG; and 96,636 shares abstained from voting on ratifying the appointment of MCG.

Other Matters

No other matters were voted on at the Annual Meeting.

Item 8.01	Other Events

The Company qualifies as a “controlled company” under rules of The NASDAQ Stock Market LLC (“Nasdaq”). In reliance on an exemption to Nasdaq rules for a controlled company, the Company does not maintain a separate nominating committee or require that independent directors comprising a majority of the board select nominees for director. The foregoing statements were inadvertently omitted from the Company’s definitive proxy statement in connection with the Annual Meeting of Stockholders held on June 28, 2016.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

	10.1	Amended and Restated Employment Agreement dated June 29, 2016, between Wilhelmina International, Inc. and William J. Wackermann.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WILHELMINA INTERNATIONAL, INC.

Date: June 30, 2016	By:	/s/ James A. McCarthy
James A. McCarthy, Chief Financial Officer